UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2019

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-60846616

___________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CNET	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

ChinaNet Online Holdings, Inc., a Nevada corporation (“ChinaNet”), held its annual meeting of stockholders on June 27, 2019. The voting results are as follows:

1. Election of Directors

All of the following five nominees were elected to ChinaNet’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	For	Against	Abstain	Broker Non-Votes
Handong Cheng	7,434,663	39,993	23,392	5,375,027
George Kai Chu	7,019,045	455,330	23,673	5,375,027
Zhiqing Chen	7,093,245	381,082	23,721	5,375,027
Watanabe Mototake	6,982,089	492,644	23,315	5,375,027
Chang Qui	7,309,112	165,020	23,916	5,375,027

2. Ratification of ChinaNet’s Independent Accountants.

ChinaNet’s stockholders ratified the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent accountants for fiscal 2019, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
12,265,100	285,392	322,583	-

3. Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
6,981,046	494,424	22,578	5,375,027

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2019	ChinaNet Online Holdings, Inc.

By:	/s/ Handong Cheng
Name: Handong Cheng Title: Chief Executive Officer